Exhibit 99.1

Booking Holdings Reschedules Second Quarter 2018 Earnings Call to Thursday August, 9 at 8:00 a.m. E.T.

NORWALK, Conn., August 8, 2018 -- Booking Holdings (NASDAQ: BKNG) (the “Company”) intends to hold a conference call to discuss its second quarter 2018 financial results on Thursday, August 9 at 8:00 a.m. E.T.  This conference call was originally scheduled for 4:30 p.m. E.T. today, August 8.  Although the Company’s financial results are finalized and ready to report at this time, the Company is confirming certain business metrics that it also reports on a quarterly basis.

The Company’s second quarter results and business metrics will be made available at approximately 7:30 a.m. E.T. on Thursday, August 9 through a press release posted on the company's Investor Relations website:  http://ir.bookingholdings.com. The earnings conference call will be webcast at http://ir.bookingholdings.com/events-presentations.  Audio replays will be available on the website for seven days thereafter.

About Booking Holdings
Booking Holdings (NASDAQ: BKNG) is the world leader in online travel and related services, provided to customers and partners in over 220 countries and territories through six primary brands - Booking.com, priceline.com, KAYAK, agoda.com, Rentalcars.com and OpenTable. The mission of Booking Holdings is to help people experience the world. For more information, visit Bookingholdings.com.